                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                              JURISDICTION OF
                                                               INCORPORATION
                     NAME OF SUBSIDIARY                       OR ORGANIZATION
                     ------------------                       ----------------
Outdoor Systems Painting, Inc...............................    Arizona
OS Baseline, Inc............................................    Arizona
OS Advertising of Texas Painting, Inc.......................     Texas
Decade Communications Group, Inc............................    Colorado
Bench Advertising Company of Colorado, Inc..................    Colorado
New York Subways Advertising Co., Inc.......................    Arizona
Mediacom Inc................................................     Canada
Salm Enterprises, Inc. .....................................   California
OS Bus, Inc. ...............................................    Georgia
Outdoor Systems (New York), Inc. ...........................    New York
National Advertising Company................................    Delaware
Pacific Connection, Inc. ...................................    Delaware
Atlanta Bus Shelters........................................    Georgia